As filed with the Securities and Exchange Commission on February 23, 2007.
                                                     Registration No. 333-108246

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3
                                   TO FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              CONNETICS CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                 3160 Porter Drive           94-3173928
(State or other jurisdiction  Palo Alto, California 94304   (I.R.S. Employer
    of incorporation or              (650) 843-2800       Identification Number)
      organization)

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               Jeffrey S. Thompson
                             Chief Executive Officer
                              CONNETICS CORPORATION
                                3160 Porter Drive
                           Palo Alto, California 94304
                                 (650) 843-2800

                                    Copies to
                               William Grant, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES


A Registration Statement on Form S-3 (Registration No. 333-108246) was originally filed with the Securities and Exchange Commission (the "Commission") on August 26, 2003 by the Registrant pursuant to the terms of a Registration Rights Agreement filed as Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003. The Registration Statement registered the resale by certain selling securityholders named therein of up to $90,000,000 principal amount of the Registrant's 2.25% Convertible Senior Notes due May 20, 2008 (the "2008 Notes") and shares of common stock issuable upon conversion of the 2008 Notes. Pursuant to the terms of the Registration Rights Agreement, the obligation of the Registrant to maintain the effectiveness of the Registration Statement has lapsed. The Registrant is filing this Post-Effective Amendment No. 3 to the Registration Statement to withdraw from registration all unsold 2008 Notes and related common stock previously registered for resale under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, State of California, on February 23, 2007.


                                   CONNETICS CORPORATION


                                   By:  /s/ Jeffrey S. Thompson
                                        ----------------------------------------
                                        Name:   Jeffrey S. Thompson
                                        Title:  Chief Executive Officer
                                                (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed on February 23, 2007 by the following persons in the capacities indicated.


                                        /s/ Jeffrey S. Thompson
                                        ----------------------------------------
                                        Name:   Jeffrey S. Thompson
                                        Title:  Chief Executive Officer
                                                (Principal Executive Officer)


                                        /s/ Michael Cornelius
                                        ----------------------------------------
                                        Name:   Michael Cornelius
                                        Title:  Executive Vice President
                                                (Principal Financial Officer)


                                        /s/ Jeffrey Wadman
                                        ----------------------------------------
                                        Name:   Jeffrey Wadman
                                        Title:  Vice President
                                                (Principal Accounting Officer)


                                        /s/ Charles W. Stiefel
                                        ----------------------------------------
                                        Name:   Charles W. Stiefel
                                        Title:  Director


                                        /s/ Brent Stiefel
                                        ----------------------------------------
                                        Name:   Brent Stiefel
                                        Title:  Director


                                        /s/ Michael Cornelius
                                        ----------------------------------------
                                        Name:   Michael Cornelius
                                        Title:  Director